UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ------------


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 29, 2004


                             HARTMARX CORPORATION
              (Exact name of registrant as specified in charter)


          DELAWARE                    1-8501               36-3217140
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)           Identification No.)


                            101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)


                                (312) 372-6300
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)



ITEM 12. Results of Operations and Financial Condition.

         On March 29, 2004, Hartmarx Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1.

         The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HARTMARX CORPORATION


                                             By:  /s/ TARAS R. PROCZKO
                                                  ----------------------------
                                                      Taras R. Proczko
                                                      Senior Vice President
Dated: March 29, 2004


EXHIBIT LIST


Exhibit Number    Description
---------------------------------

   99.1           Press Release dated March 29, 2004

                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      Contact: Erin Gaffney 212-840-4771
                                           Web Site: www.hartmarx.com



                    HARTMARX FIRST QUARTER EARNINGS DOUBLE;
            CONTINUES TO ANTICIPATE 25% - 40% EARNINGS IMPROVEMENT
                           FOR THE FULL YEAR OF 2004


CHICAGO, March 29, 2004 - - Hartmarx Corporation (NYSE: HMX) today reported operating results for its first quarter ended February 29, 2004. Sales increased to $136.6 million in 2004 compared to $131.8 million in 2003. Earnings before interest and taxes ("EBIT") improved to $5.1 million compared to $4.5 million in 2003. After consideration of interest expense, refinancing expense in 2003 and income taxes, net earnings increased to $2.2 million or $.06 per diluted share in 2004 compared to net earnings of $1.1 million or $.03 per diluted share in 2003.

         Homi B. Patel, president and chief executive officer of Hartmarx Corporation, commented, "We are pleased that first quarter results are on track with our previously stated full-year guidance for 2004 of increasing sales in the low to mid single digits range, improving earnings by 25% - 40% and reducing debt by 15% on a comparable basis. Our 3.6% first quarter revenue increase, attributable to the men's sportswear and women's product categories, represents the third consecutive quarterly sales increase compared to the year earlier periods. The higher first quarter earnings reflect improved sales, higher operating margins and lower interest costs," Mr. Patel concluded.

         The increase in first quarter EBIT to $5.1 million from $4.5 million in 2003 reflected the higher sales and an improved gross margin rate of 29.8% compared to 29.5% in 2003. Selling, general and administrative expenses were $36.2 million in 2004 compared to $34.8 million in 2003; the current period included $.6 million of incremental expense associated with the performance-based vesting on February 10, 2004 of 606,500 restricted stock awards resulting from the market price of common shares equaling or exceeding $4.25 for thirty consecutive calendar days. Interest expense declined to $1.5 million this year from $1.9 million in 2003, principally from lower average borrowing levels. Results for 2003 also included $.8 million of refinancing expense representing the non-cash write-off of unamortized debt discount and financing fees associated with the early retirement of the then outstanding 12.5% senior unsecured notes. At February 29, 2004, total debt of $125.1 million declined $13.7 million from the year earlier period.


                                   -- More -

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner & Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Barrie Pace and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Evan-Picone, Pierre Cardin, Perry Ellis, Andrea Jovine, Lyle & Scott and Golden Bear. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                        -- Financial Summary Follows --

                             HARTMARX CORPORATION
                      --- UNAUDITED FINANCIAL SUMMARY --
                   (000's omitted, except per share amounts)

Statement of Earnings                         Three Months Ended
                                         February 29,     February 28,
                                             2004             2003
                                         ------------     -----------

Net sales                                   $136,613       $131,837
Licensing and other income                       569            448
                                            --------       --------
                                             137,182        132,285
                                            --------       --------

Cost of goods sold                            95,863         92,981
Selling, general & administrative expenses    36,206         34,834
                                            --------       --------
                                             132,069        127,815
                                            --------       --------
Earnings before interest and taxes             5,113          4,470
Interest expense                               1,543          1,910
Refinancing expense                             --              795
                                            --------       --------
Earnings before taxes                          3,570          1,765
Tax provision                                  1,410            695
                                            --------       --------
Net earnings                                $  2,160       $  1,070
                                            ========       ========


Earnings per share (basic and diluted)      $    .06       $    .03


Average shares: Basic                         34,586         34,350
                Diluted                       35,603         34,441

                                                     * * *

                                           February 29,   February 28,
Condensed Balance Sheet                       2004           2003
                                           ------------   ------------

Cash                                        $  1,447       $  1,623
Accounts receivable, net                     135,006        133,305
Inventories                                  128,281        120,888
Other current assets                          20,746         17,891
                                            --------       --------
                  Current Assets             285,480        273,707
Other assets, including goodwill              30,341         29,968
Deferred taxes                                54,095         61,292
Prepaid  and intangible pension asset         59,104         63,004
Net fixed assets                              28,443         31,315
                                            --------       --------
                  Total                     $457,463       $459,286
                                            ========       ========

Accounts payable and accrued expenses       $ 71,743       $ 70,609
Total debt                                   125,107        138,822
Minimum pension liability                     64,178         69,473
Shareholders' equity                         196,435        180,382
                                            --------       --------
                  Total                     $457,463       $459,286
                                            ========       ========

Book value per share                        $   5.55       $   5.24
                                            ========       ========


This information is preliminary and may be changed prior to filing Form 10-Q. No investment decisions should be based solely on this data.